UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

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Filed by a Party other than the Registrant ☐

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☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☒	Definitive Additional Materials
☐	Soliciting Material Under §240.14a-12

CAMBER ENERGY, INC.

 (Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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1415 Louisiana, Suite 3500

Houston, Texas 77002

ADDITIONAL INFORMATION REGARDING THE SPECIAL MEETING OF STOCKHOLDERS TO BE HELD ON THURSDAY, APRIL 16, 2020

The following Notice of Change of Location (this “Notice”) supplements and relates to the original notice and proxy statement (the “Proxy Statement”) of Camber Energy, Inc. (the “Company”), dated March 3, 2020, furnished to stockholders of the Company in connection with the solicitation of proxies by the Board of Directors of the Company for use at the Special Meeting of Stockholders to be held on Thursday, April 16, 2020, at 10:00 a.m. (Houston time). This Notice is being filed with the Securities and Exchange Commission on, and is being made available to stockholders on or about, April 3, 2020.

THIS NOTICE SHOULD BE READ IN CONJUNCTION WITH THE PROXY STATEMENT.

NOTICE OF CHANGE OF LOCATION

OF SPECIAL MEETING OF STOCKHOLDERS

TO BE HELD ON APRIL 16, 2020

Dear Stockholders:

Due to the growing health impact of the coronavirus (COVID-19) pandemic, the extensive federal and local restrictions on non-essential activities and travel, the restriction of public gatherings of 10 or more people in Texas, and out of concern for the health and well-being of our colleagues and stockholders, NOTICE IS HEREBY GIVEN that the location of the Special Meeting of Stockholders of Camber Energy, Inc. has been changed. As previously announced, the Special Meeting will be held on Wednesday, April 16, 2020, at 10:00 a.m. (Houston time). However, in light of public health concerns regarding the coronavirus pandemic, the Special Meeting will be held in a virtual meeting format only. You will not be able to, and should not attempt to, attend the Special Meeting in person.

As described in the proxy materials for the Special Meeting, you are entitled to participate in the Special Meeting if you were a stockholder of the Company as of the close of business on March 2, 2020, the record date, or hold a legal proxy for the meeting provided by your bank, broker, or nominee.

Instead of being held in a physical location, the Special Meeting will be held virtually. To be admitted to the Special Meeting at https://www.iproxydirect.com/CEISpecial, you must enter the control number found on your proxy card or voting instruction form. You may vote during the Special Meeting by following the instructions available on the meeting website during the meeting. To the best of our knowledge, the virtual Special Meeting platform is fully supported across browsers (Internet Explorer, Firefox, Chrome, and Safari) and devices (desktops, laptops, tablets, and cell phones) running the most updated version of applicable software and plugins. Participants should ensure they have a strong Internet connection wherever they intend to participate in the Special Meeting. Participants should also allow plenty of time to log in and ensure that they can hear streaming audio prior to the start of the Special Meeting.

Whether or not you plan to participate in the Special Meeting, we urge you to vote and submit your proxy in advance of the meeting by one of the methods described in the proxy materials for the Special Meeting. The proxy card included with the proxy materials will not be updated to reflect the change in location and may continue to be used to vote your shares in connection with the Special Meeting.

By Order of the Board of Directors,

/s/ Robert Schleizer

Robert Schleizer

Chief Financial Officer and Director

April 3, 2020

The Special Meeting on April 16, 2020 at 10:00 a.m. Houston Time will be held at http://www.iproxydirect.com/CEISpecial. The Proxy Statement is also available at https://www.iproxydirect.com/CEISpecial. This website also includes copies of the form of proxy and the Company’s Form 10-K Annual Report to stockholders for the year ended March 31, 2019. Stockholders may also request a copy of the Proxy Statement and the Company’s Annual Report by contacting our main office at (210) 998-4035.